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                                                                      EXHIBIT 23

                                     CONSENT

We consent to the use of our report dated October 9, 1996, included in the Annual Report on Form 10-KSB of Sunrise Preschools, Inc. for the year ended July 31, 1996, with respect to the consolidated financial statements.

                                                            ERNST & YOUNG LLP

Phoenix, Arizona
October 24, 1996